UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2016 (May 24, 2016)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Galloping Hill Road, Kenilworth, NJ		07033
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (908) 740-4000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The following matters were voted upon at the Annual Meeting of Shareholders held on May 24, 2016, and received the votes set forth below:

Item 1.	All of the following persons nominated were elected to serve as directors and received the number of votes set forth opposite their respective names:

Names	For	Against	Abstained	Broker Non-Votes
Leslie A. Brun	1,954,828,650	77,323,249	7,479,169	365,516,026
Thomas R. Cech, Ph.D.	2,016,434,171	19,125,820	4,071,077	365,516,026
Pamela J. Craig	2,026,329,780	9,337,442	3,963,846	365,516,026
Kenneth C. Frazier	1,954,678,817	72,897,899	12,054,352	365,516,026
Thomas H. Glocer	1,994,991,886	40,459,754	4,179,428	365,516,026
C. Robert Kidder	2,004,547,981	30,772,854	4,310,233	365,516,026
Rochelle B. Lazarus	2,014,180,313	21,374,193	4,076,562	365,516,026
Carlos E. Represas	1,993,814,599	41,572,439	4,244,030	365,516,026
Paul B. Rothman, M.D.	2,026,485,015	9,020,279	4,125,774	365,516,026
Patricia F. Russo	1,909,957,906	124,361,135	5,312,027	365,516,026
Craig B. Thompson, M.D.	2,027,473,857	8,052,968	4,104,243	365,516,026
Wendell P. Weeks	1,930,805,473	104,604,692	4,220,903	365,516,026
Peter C. Wendell	1,999,192,500	36,053,048	4,385,520	365,516,026

Item 2.	A proposal to approve, by a non-binding advisory vote, the compensation of our Named Executive Officers received:

For	Against	Abstained	Broker Non-Votes
1,923,636,907	102,247,463	13,746,698	365,516,026

Item 3.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 received:

For	Against	Abstained
2,344,635,747	52,473,208	8,038,139

Item 4.    A shareholder proposal concerning shareholders’ right to act by written consent received:

For	Against	Abstained	Broker Non-Votes
856,796,588	1,169,211,197	13,623,283	365,516,026

Item 5.	A shareholder proposal requesting an independent board chairman:

For	Against	Abstained	Broker Non-Votes
923,745,316	1,106,487,946	9,397,806	365,516,026

Item 6. Shareholder proposal requesting a report on disposal of unused or expired drugs:

For	Against	Abstained	Broker Non-Votes
110,087,541	1,826,327,817	103,215,710	365,516,026

A majority of votes cast was required for all six proposals to be approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 27, 2016.

Merck & Co., Inc.

By:	/s/ Katie E. Fedosz
Name: Katie E. Fedosz
Title: Senior Assistant Secretary